Exhibit 99.1

BLINK CHARGING ANNOUNCES PRELIMINARY FULL-YEAR 2023 REVENUE IN EXCESS OF $140 MILLION, REITERATES ADJUSTED EBITDA PROFITABILITY TARGET

Company announces preliminary fourth-quarter 2023 revenue record in excess of $42 million, as well as a record-breaking full-year 2023 revenue in excess of $140 million. Blink reaffirms its target for achieving positive Adjusted EBITDA run rate by December 2024

Miami Beach, FL. (February 14, 2024) – Blink Charging Co. (Nasdaq: BLNK) (“Blink” or the “Company”), a leading manufacturer, owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced that it anticipates its fourth-quarter 2023 revenue to surpass $42 million. With this achievement, the Company expects full-year 2023 revenue to surpass $140 million, exceeding its previously announced revenue target of $128 - $133 million.

Brendan Jones, President and CEO, said: “We are excited about our record-breaking fourth-quarter and full-year 2023 revenue growth. We saw strong demand for both our equipment and services. This is the result of consistent and systematic steps that we took to strengthen our product portfolio and service offerings, supported by our vertical integration strategy and dedicated customer service team”.

Blink also reaffirms its target of achieving a positive Adjusted EBITDA run rate by December 2024.

“By adopting the ‘right charger, right place, right time’ approach, Blink ensures electric vehicle charging is efficient and readily available, encouraging more people to make the switch to sustainable transportation,” stated Brendan Jones, considering preliminary year-end financial results. The success of Blink’s demonstrated progress reflects on the proven track record in strategically deploying nationwide EV charging infrastructure and ensuring widespread charger availability.

Blink will announce its fourth-quarter 2023 earnings call date, dial-in details, and further information at a later date.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK), a global leader in electric vehicle (EV) charging equipment, has contracted, sold, or deployed nearly 85,000 charging ports worldwide, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of Blink’s charging locations. Blink’s principal line of products and services includes the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including SemaConnect, Blue Corner, BlueLA and Envoy. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to half of passenger cars sold in the US by 2030, Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

EBITDA and Adjusted EBITDA Definitions

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition related costs, and one-time non-recurring expenses, non-cash impairment charges, and non-cash loss on extinguishment of notes payable is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving projected fourth quarter and full year 2023 revenue and 2024 adjusted EBITDA and those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

Nipunika Coe

PR@BlinkCharging.com

305-521-0200 ext. 266

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446